Exhibit 99

6363 Main Street/Williamsville, NY 14221

Timothy J. Silverstein Investor Relations 716-857-6987
Release Date:	Immediate November 3, 2011
David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS 2011 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the fourth quarter and fiscal year ended September 30, 2011, of $37.4 million, or $0.45 per share, and $258.4 million, or $3.09 per share, respectively.

HIGHLIGHTS

•

Operating results before items impacting comparability (“Operating Results”) for the fourth quarter of fiscal 2011 of $37.4 million, or $0.45 per share, increased $5.0 million, or $0.06 per share, compared to the prior year fourth quarter, due to higher Operating Results in the Exploration and Production, Pipeline and Storage, and Utility segments.

•

Operating Results for the fiscal year were $227.0 million, or $2.71 per share, an increase of $7.9 million or $0.06 per share. Increased production of natural gas and higher crude oil prices realized in the Exploration and Production segment during the current fiscal year were the main drivers of the increase.

•

Seneca Resources Corporation’s (“Seneca”) fourth quarter production of crude oil and natural gas increased approximately 3.8 billion cubic feet equivalent (“Bcfe”), or 29%, to 16.8 Bcfe. Appalachian production increased approximately 130% to 12.0 Bcfe, including production from the Marcellus Shale of 10.1 Bcfe. Total production for fiscal 2011 increased approximately 36% to 67.6 Bcfe, an increase of 18 Bcfe.

•	Seneca’s total reserves at September 30, 2011, were 935 Bcfe, an increase of 235 Bcfe or 34%. Seneca replaced 448% of fiscal 2011 production.

•	A conference call is scheduled for Friday, November 4, 2011, at 11 a.m. Eastern Time.

MANAGEMENT COMMENTS

David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company, stated: “This quarter marked the completion of another impressive fiscal year for National Fuel. We continued to achieve significant success throughout the year, rapidly growing our natural gas production from our Marcellus acreage, delivering on our pipeline infrastructure expansion plans in Appalachia, and maintaining the financial and operational reliability from the Utility and

-more-

Energy Marketing segments. In spite of lower natural gas prices compared to the prior year, earnings were up from last year and we look forward to continued growth in fiscal 2012 as we invest in our Appalachia asset base.

“In our Exploration and Production segment, Seneca grew production by an exceptional 36 percent versus the prior year, driven by a 390 percent increase in production from the Marcellus Shale. The contiguous nature of our acreage position, its proximity to pipeline infrastructure and our strategic approach to development should help achieve robust growth for this segment into the foreseeable future.

“For the Pipeline and Storage segment, fiscal 2011 was an inflection point. Recent market dynamics led to reduced earnings in the segment, but over the course of the year substantial progress had been made on several of our planned expansion initiatives that should provide significant earnings uplift to this segment in fiscal 2012. We are starting our new fiscal year with the October completion of Supply Corporation’s Line N Expansion project and the soon-to-be completed Empire Tioga County Extension Project.

“As we move forward, we will continue to execute on our significant growth opportunities, maintaining a strong balance sheet and our commitment to delivering value to our shareholders.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended September 30, 2011, of $37.4 million, or $0.45 per share, compared to the prior year’s fourth quarter earnings of $38.4 million, or $0.46 per share, a decrease of $1.0 million or $0.01 per share. (Note: All references to earnings per share are to diluted earnings per share. All amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted.)

Consolidated earnings for the fiscal year ended September 30, 2011, of $258.4 million, or $3.09 per share, increased $32.5 million, or $0.36 per share, from the prior fiscal year, where earnings were $225.9 million or $2.73 per share.

-more-

Page 2.

	Three Months Ended September 30,		Fiscal year Ended September 30,
(in thousands except per share amounts)	2011	2010	2011	2010
Reported GAAP earnings	$37,356	$38,402	$258,402	$225,913
Items impacting comparability[1]:

Gain on disposal of discontinued operations		(6,310)		(6,310)
(Income) loss from discontinued operations		301		(470)
Gain on sale of landfill gas electric generation investments			(31,418)

Operating Results	$37,356	$32,393	$226,984	$219,133

Reported GAAP earnings per share	$0.45	$0.46	$3.09	$2.73
Items impacting comparability[1]:

Gain on disposal of discontinued operations		(0.07)		(0.07)
(Income) loss from discontinued operations		0.00		(0.01)
Gain on sale of landfill gas electric generation investments			(0.38)

Operating Results	$0.45	$0.39	$2.71	$2.65

[1]	See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and fiscal year ended September 30, 2011, to the comparable periods in fiscal 2010. Excluding these items, Operating Results for the current fourth quarter of $37.4 million, or $0.45 per share, increased $5.0 million, or $0.06 per share, and Operating Results for fiscal year ended September 30, 2011, of $227.0 million, or $2.71 per share, increased $7.9 million, or $0.06 per share, from the prior fiscal year. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

(The following discussion of earnings for each segment is summarized in a tabular form at pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion.)

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California and Appalachia. Seneca completed the sale of its offshore Gulf of Mexico assets in April 2011.

-more-

Page 3.

The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2011 of $30.7 million, or $0.37 per share, increased $3.2 million, or $0.04 per share, when compared with the prior year’s fourth quarter. The increase is mainly due to natural gas production that was 4.4 Bcf higher than the fourth quarter of fiscal 2010.

Overall production of natural gas and crude oil for the current quarter of 16.8 Bcfe increased approximately 3.8 Bcfe, or 28.8 percent, compared to the prior year’s fourth quarter. Production from Seneca’s Appalachia properties increased approximately 130 percent, mainly due a 7.2 Bcfe increase in production from Marcellus wells. Gulf of Mexico production decreased 3.0 Bcfe, due to the April 2011 sale of Seneca’s offshore assets. Production in California was relatively flat.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas prices received by Seneca (after hedging) for the quarter ended September 30, 2011, was $5.49 per thousand cubic feet (“Mcf”), a decrease of $0.23 per Mcf compared to the prior year’s fourth quarter. Higher crude oil prices realized after hedging contributed to the increase in earnings. The weighted average crude oil price received by Seneca (after hedging) for the quarter ended September 30, 2011, was $82.24 per barrel (“Bbl”), an increase of $8.19 per Bbl.

Depletion, lease operating expenses (“LOE”), and general and administrative (“G&A”) expenses for the current year’s fourth quarter increased over last year’s fourth quarter, due to the higher production activity discussed above. However, on a per unit basis, LOE decreased $0.18 per thousand cubic feet equivalent (“Mcfe”) largely due to the increase in Marcellus production which has a lower LOE rate than our Upper Devonian or California production. Depletion increased $0.05 per Mcfe due to higher capital spending in the East. G&A increased $0.36 per Mcfe due to a $2.5 million bad debt recovery in the fourth quarter of 2010 that did not recur in the current fourth quarter, and higher labor expenses including additional staffing and relocation costs related to the opening of the Pittsburgh office in the East division.

The Exploration and Production segment’s earnings of $124.2 million, or $1.48 per share, for the fiscal year ended September 30, 2011, increased $11.7 million, or $0.12 per share, when compared to the prior fiscal year. The increase was mainly due to natural gas production that was approximately 20.1 Bcfe higher than the prior fiscal year.

Overall production for the fiscal year ended September 30, 2011, increased 36.2 percent to 67.6 Bcfe, compared to the prior fiscal year. Production from Seneca’s Appalachia properties increased approximately 162 percent to 43.2 Bcfe, mainly due to a 28.1 Bcfe increase in production from Marcellus wells. Gulf of Mexico production decreased by 8.2 Bcfe due to the April sale of Seneca’s offshore assets. Production in California was relatively flat.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended September 30, 2011, was $5.39 per Mcf, a decrease of $0.65 per Mcf compared to the prior fiscal year. Higher crude oil prices realized after hedging contributed to the increase in earnings. The weighted average crude oil price received by Seneca (after hedging) for the fiscal year ended September 30, 2011, was $81.13 per Bbl, an increase of $5.88 per Bbl compared to the prior fiscal year.

-more-

Page 4.

Depletion, LOE and G&A expenses for the fiscal year ended September 30, 2011, increased compared to the prior fiscal year due to the higher production activity discussed above. However, on a per unit basis, LOE decreased $0.16 per Mcfe, depletion increased $0.03 per Mcfe and G&A expense increased $0.09 per Mcfe due to the reasons described above.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $7.5 million, or $0.09 per share, for the quarter ended September 30, 2011, increased $0.8 million, or $0.01 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher efficiency gas revenues, lower operating expenses due to a lower reserve for preliminary survey costs and a higher allowance for funds used during construction (AFUDC) associated with the Line N, Tioga County Extension, and Northern Access expansion projects. Lower transportation revenues due to the continued impact of capacity turnbacks at Niagara reduced earnings.

The Pipeline and Storage segment’s earnings of $31.5 million, or $0.38 per share, for the fiscal year ended September 30, 2011, decreased $5.2 million, or $0.06 per share, when compared with the fiscal year ended September 30, 2010. The decrease in earnings for the current fiscal year was due to increased operating expenses mainly due to increased pension expense and compressor station maintenance, and lower firm transportation revenues for the reason described above. Higher depreciation expense and higher property taxes also reduced earnings in the current fiscal year. Higher efficiency gas revenues and higher AFUDC associated with expansion projects had a positive impact on earnings.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $0.8 million, or $0.01 per share, for the quarter ended September 30, 2011, increased $0.6 million, or $0.01 per share, when compared with the same period in the prior fiscal year. The increase is primarily due to lower operating expenses mainly due to lower bad debt expense, lower interest expense on over recoveries of purchased gas costs and lower income taxes. The impact of certain regulatory adjustments decreased earnings.

The Utility segment’s earnings of $63.2 million, for the fiscal year ended September 30, 2011, increased $0.7 million, from the $62.5 million, that the Utility segment earned in the prior fiscal year. Colder weather and higher customer usage in Pennsylvania was offset by the impact of certain regulatory adjustments. The impact of weather variations on earnings in New York is mitigated by that jurisdiction’s weather normalization clause. Lower operating expenses in both the New York and Pennsylvania divisions and lower interest expense on over recoveries of

-more-

Page 5.

purchased gas costs had a positive impact on earnings. Depreciation expense, property taxes and income taxes in both jurisdictions were higher than the previous year.

Energy Marketing

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s loss for the quarter ended September 30, 2011, of $0.3 million compared to earnings of $0.3 million in the prior year’s fourth quarter. The decrease in earnings in the current year’s fourth quarter is mainly due to proceeds NFR received as a member of a class of claimants in a class action litigation settlement in last year’s fourth quarter. Lower margins in the current fourth quarter also reduced earnings. The Energy Marketing segment’s earnings for the fiscal year ended September 30, 2011, of $8.8 million were consistent with earnings of $8.8 million in the prior fiscal year.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and the Northeast division of Seneca Resources Corporation that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category had a loss of $1.4 million for the quarter ended September 30, 2011, compared to earnings of $3.7 million in the prior year’s fourth quarter. The comparability of the results for the quarters ended September 30, 2011, and September 30, 2010, was impacted by the September 1, 2010, sale of the Company’s landfill gas operations. As a result of this transaction, the Company presented the landfill gas operations as discontinued operations. Earnings in the fourth quarter of fiscal 2010 include earnings from discontinued operations of $6.0 million, which included a $0.3 million loss from discontinued operations during the quarter plus a $6.3 million gain on the sale of the landfill gas operations.

Excluding discontinued operations, Operating Results in the Corporate and All Other category improved from a loss of $2.3 million in the prior year’s fourth quarter to a loss of $1.4 million in the current year’s fourth quarter mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operations.

Earnings in the Corporate and All Other category for the fiscal year ended September 30, 2011, of $30.7 million increased $25.3 million compared to earnings of $5.4 million in the prior fiscal year. The comparability of the results for the years ended September 30, 2011, and September 30, 2010, was impacted by a $31.4 million gain realized on the February 2011 sale of Horizon Power, Inc.’s interest in certain entities that owned landfill gas electric generation assets, the $6.3 million gain on the Company’s sale of its landfill gas operations, and $0.5 million of income from discontinued operations as described above.

-more-

Page 6.

Excluding these items discussed in the immediate preceding paragraph above, Operating Results for the fiscal year ended September 30, 2011, improved from a loss of $1.4 million for fiscal 2010 to a loss of $0.7 million for fiscal 2011. Higher earnings from Midstream’s pipeline gathering and processing operations more than offset lower earnings from timber sales (due to the sale of the sawmill operations), lower income from unconsolidated subsidiaries (due to the sale of landfill gas electric generation assets described above), higher corporate operating expenses and higher income taxes.

EARNINGS GUIDANCE

The Company is reaffirming its earnings guidance for fiscal 2012 in the range of $2.85 to $3.15 per share. This includes oil and gas production for the Exploration and Production segment in the range of 87 to 101 Bcfe and is based on an assumed flat NYMEX price of $4.50 per Million British Thermal Units (“MMBtu”) for natural gas and $95.00 per Bbl for crude oil.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 4, 2011, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the Investor Relations page on National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-800-8649, using the passcode “17257925.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “92486219.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 11, 2011.

National Fuel is an integrated energy company with $5.3 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Donna L. DeCarolis	716-857-7872

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability

-more-

Page 7.

to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, severe weather, pest infestation or natural disasters; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws and regulations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; significant changes in market dynamics or competitive factors affecting the Company’s ability to retain existing customers or obtain new customers; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or cost of derivative financial instruments; changes in the price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value or geographic location; changes in the projected profitability of pending or potential projects, investments or transactions; significant differences between the Company’s projected and actual capital expenditures and operating expenses; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving derivatives, acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

-more-

Page 8.

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

QUARTER ENDED SEPTEMBER 30, 2011

(Thousands of Dollars)	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***
Fourth quarter 2010 GAAP earnings	$27,485	$6,667	$218	$344	$3,688	$38,402
Items impacting comparability:
Gain on disposal of discontinued operations					(6,310)	(6,310)
Loss from discontinued operations					301	301

Fourth quarter 2010 operating results	27,485	6,667	218	344	(2,321)	32,393

Drivers of operating results
Higher (lower) crude oil prices	3,625					3,625
Higher (lower) natural gas prices	(1,902)					(1,902)
Higher (lower) natural gas production	16,447					16,447
Higher (lower) crude oil production	(5,275)					(5,275)
Lower (higher) lease operating expenses	(1,307)					(1,307)
Lower (higher) depreciation / depletion	(5,701)				1,215	(4,486)
Higher (lower) processing plant revenues	716					716

Higher (lower) transportation revenues		(839)				(839)
Higher (lower) efficiency gas revenues		549				549
Higher (lower) gathering and processing revenues					1,298	1,298
Lower (higher) operating expenses	(6,093)	782	1,483			(3,828)

Regulatory true-up adjustments			(1,644)			(1,644)

Higher (lower) income from unconsolidated subsidiaries					(554)	(554)

Higher (lower) margins				(671)	(1,026)	(1,697)

Higher AFUDC *		1,064				1,064
Higher (lower) interest income					(2,367)	(2,367)
Lower (higher) interest expense	2,641		380		2,431	5,452

Lower (higher) income tax expense/effective tax rate	377	(680)	880		215	792

All other / rounding	(279)	(64)	(488)	6	(256)	(1,081)

Fourth quarter 2011 GAAP earnings	$30,734	$7,479	$829	$(321)	$(1,365)	$37,356

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

QUARTER ENDED SEPTEMBER 30, 2011

	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***
Fourth quarter 2010 GAAP earnings	$0.33	$0.08	$—	$—	$0.05	$0.46
Items impacting comparability:
Gain on disposal of discontinued operations					(0.07)	(0.07)
Loss from discontinued operations					—	—

Fourth quarter 2010 operating results	0.33	0.08	—	—	(0.02)	0.39

Drivers of operating results
Higher (lower) crude oil prices	0.04					0.04
Higher (lower) natural gas prices	(0.02)					(0.02)
Higher (lower) natural gas production	0.20					0.20
Higher (lower) crude oil production	(0.06)					(0.06)
Lower (higher) lease operating expenses	(0.02)					(0.02)
Lower (higher) depreciation / depletion	(0.07)				0.01	(0.06)
Higher (lower) processing plant revenues	0.01					0.01

Higher (lower) transportation revenues		(0.01)				(0.01)
Higher (lower) efficiency gas revenues		0.01				0.01
Higher (lower) gathering and processing revenues					0.01	0.01
Lower (higher) operating expenses	(0.07)	0.01	0.02			(0.04)

Regulatory true-up adjustments			(0.02)			(0.02)

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins				(0.01)	(0.01)	(0.02)

Higher AFUDC *		0.01				0.01
Higher (lower) interest income					(0.03)	(0.03)
Lower (higher) interest expense	0.03		—		0.03	0.06

Lower (higher) income tax expense/effective tax rate	—	(0.01)	0.01		—	—

All other / rounding	—	—	—	0.01	—	0.01

Fourth quarter 2011 GAAP earnings	$0.37	$0.09	$0.01	$—	$(0.02)	$0.45

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

YEAR ENDED SEPTEMBER 30, 2011

(Thousands of Dollars)	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***
Fiscal 2010 GAAP earnings	$112,531	$36,703	$62,473	$8,816	$5,390	$225,913
Items impacting comparability:
Gain on disposal of discontinued operations					(6,310)	(6,310)
Income from discontinued operations					(470)	(470)

Fiscal 2010 operating results	112,531	36,703	62,473	8,816	(1,390)	219,133

Drivers of operating results
Higher (lower) crude oil prices	10,925					10,925
Higher (lower) natural gas prices	(21,344)					(21,344)
Higher (lower) natural gas production	79,018					79,018
Higher (lower) crude oil production	(17,589)					(17,589)
Lower (higher) lease operating expenses	(7,704)					(7,704)
Lower (higher) depreciation / depletion	(26,405)	(868)	(285)		4,599	(22,959)
Higher (lower) processing plant revenues	1,843					1,843

Higher (lower) transportation revenues		(3,375)				(3,375)
Higher (lower) efficiency gas revenues		679				679
Higher (lower) gathering and processing revenues					5,104	5,104
Lower (higher) operating costs	(11,364)	(3,156)	1,578	64	(876)	(13,754)
Lower (higher) property, franchise and other taxes	(1,031)	(348)	(894)		(1,383)	(3,656)

Usage			1,947			1,947
Colder weather in Pennsylvania			2,380			2,380
Regulatory true-up adjustments			(3,668)			(3,668)

Higher (lower) income from unconsolidated subsidiaries					(2,111)	(2,111)

Higher (lower) margins				(252)	(6,707)	(6,959)

Higher AFUDC *		2,037				2,037
Higher (lower) interest income					(8,066)	(8,066)
Lower (higher) interest expense	8,391		904		8,384	17,679

Lower (higher) income tax expense/effective tax rate	(2,523)		(691)	201	768	(2,245)

All other / rounding	(559)	(157)	(516)	(28)	929	(331)

Fiscal 2011 operating results	124,189	31,515	63,228	8,801	(749)	226,984
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					31,418	31,418

Fiscal 2011 GAAP earnings	$124,189	$31,515	$63,228	$8,801	$30,669	$258,402

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

YEAR ENDED SEPTEMBER 30, 2011

	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***
Fiscal 2010 GAAP earnings	$1.36	$0.44	$0.76	$0.11	$0.06	$2.73
Items impacting comparability:
Gain on disposal of discontinued operations					(0.07)	(0.07)
Income from discontinued operations					(0.01)	(0.01)

Fiscal 2010 operating results	1.36	0.44	0.76	0.11	(0.02)	2.65

Drivers of operating results
Higher (lower) crude oil prices	0.13					0.13
Higher (lower) natural gas prices	(0.26)					(0.26)
Higher (lower) natural gas production	0.94					0.94
Higher (lower) crude oil production	(0.21)					(0.21)
Lower (higher) lease operating expenses	(0.09)					(0.09)
Lower (higher) depreciation / depletion	(0.32)	(0.01)	—		0.05	(0.28)
Higher (lower) processing plant revenues	0.02					0.02

Higher (lower) transportation revenues		(0.04)				(0.04)
Higher (lower) efficiency gas revenues		0.01				0.01
Higher (lower) gathering and processing revenues					0.06	0.06
Lower (higher) operating costs	(0.14)	(0.04)	0.02	—	(0.01)	(0.17)
Lower (higher) property, franchise and other taxes	(0.01)	—	(0.01)		(0.02)	(0.04)

Usage			0.02			0.02
Colder weather in Pennsylvania			0.03			0.03
Regulatory true-up adjustments			(0.04)			(0.04)

Higher (lower) income from unconsolidated subsidiaries					(0.03)	(0.03)

Higher (lower) margins				—	(0.08)	(0.08)

Higher AFUDC *		0.02				0.02
Higher (lower) interest income					(0.10)	(0.10)
Lower (higher) interest expense	0.10		0.01		0.10	0.21

Lower (higher) income tax expense/effective tax rate	(0.03)		(0.01)	—	0.01	(0.03)

All other / rounding	(0.01)	—	(0.02)	—	0.02	(0.01)

Fiscal 2011 operating results	1.48	0.38	0.76	0.11	(0.02)	2.71
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					0.38	0.38

Fiscal 2011 GAAP earnings	$1.48	$0.38	$0.76	$0.11	$0.36	$3.09

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

	Three Months Ended September 30, (Unaudited)		Twelve Months Ended September 30, (Unaudited)
(Thousands of Dollars, except per share amounts)	2011	2010	2011	2010
SUMMARY OF OPERATIONS
Operating Revenues	$286,034	$286,396	$1,778,842	$1,760,503

Operating Expenses:
Purchased Gas	46,374	57,023	628,732	658,432
Operation and Maintenance	90,371	87,945	400,519	394,569
Property, Franchise and Other Taxes	18,188	18,168	81,902	75,852
Depreciation, Depletion and Amortization	55,910	49,265	226,527	191,199

	210,843	212,401	1,337,680	1,320,052

Operating Income	75,191	73,995	441,162	440,451

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(61)	792	(759)	2,488
Gain on Sale of Unconsolidated Subsidiaries	—	—	50,879	—
Other Income	1,878	1,165	6,706	3,638
Interest Income	1,639	1,682	2,916	3,729
Interest Expense on Long-Term Debt	(17,573)	(21,951)	(73,567)	(87,190)
Other Interest Expense	(541)	(1,513)	(4,554)	(6,756)

Income from Continuing Operations Before Income Taxes	60,533	54,170	422,783	356,360

Income Tax Expense	23,177	21,777	164,381	137,227

Income from Continuing Operations	37,356	32,393	258,402	219,133

Discontinued Operations:
Income (Loss) from Operations, Net of Tax	—	(301)	—	470
Gain on Disposal, Net of Tax	—	6,310	—	6,310

Income from Discontinued Operations, Net of Tax	—	6,009	—	6,780

Net Income Available for Common Stock	$37,356	$38,402	$258,402	$225,913

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.45	$0.40	$3.13	$2.70
Income from Discontinued Operations	—	0.07	—	0.08

Net Income Available for Common Stock	$0.45	$0.47	$3.13	$2.78

Diluted:
Income from Continuing Operations	$0.45	$0.39	$3.09	$2.65
Income from Discontinued Operations	—	0.07	—	0.08

Net Income Available for Common Stock	$0.45	$0.46	$3.09	$2.73

Weighted Average Common Shares:
Used in Basic Calculation	82,743,764	81,981,133	82,514,015	81,380,434

Used in Diluted Calculation	83,715,222	82,969,012	83,670,802	82,660,598

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	September 30, 2011	September 30, 2010
ASSETS
Property, Plant and Equipment	$5,646,918	$5,637,498
Less—Accumulated Depreciation, Depletion and Amortization	1,646,394	2,187,269

Net Property, Plant and Equipment	4,000,524	3,450,229

Current Assets:
Cash and Temporary Cash Investments	80,428	397,171
Hedging Collateral Deposits	19,701	11,134
Receivables—Net	131,885	132,136
Unbilled Utility Revenue	17,284	20,920
Gas Stored Underground	54,325	48,584
Materials and Supplies—at average cost	27,932	24,987
Other Current Assets	38,334	115,969
Deferred Income Taxes	15,423	24,476

Total Current Assets	385,312	775,377

Other Assets:
Recoverable Future Taxes	144,377	149,712
Unamortized Debt Expense	10,571	12,550
Other Regulatory Assets	574,644	542,801
Deferred Charges	5,552	9,646
Other Investments	79,365	77,839
Investments in Unconsolidated Subsidiaries	1,306	14,828
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	76,085	65,184
Other	1,530	1,983

Total Other Assets	898,906	880,019

Total Assets	$5,284,742	$5,105,625

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized—200,000,000 Shares; Issued and Outstanding—82,812,677 Shares and 82,075,470 Shares, Respectively	$82,813	$82,075
Paid in Capital	650,749	645,619
Earnings Reinvested in the Business	1,206,022	1,063,262

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,939,584	1,790,956
Accumulated Other Comprehensive Loss	(47,699)	(44,985)

Total Comprehensive Shareholders' Equity	1,891,885	1,745,971
Long-Term Debt, Net of Current Portion	899,000	1,049,000

Total Capitalization	2,790,885	2,794,971

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	40,000	—
Current Portion of Long-Term Debt	150,000	200,000
Accounts Payable	126,709	89,677
Amounts Payable to Customers	15,519	38,109
Dividends Payable	29,399	28,316
Interest Payable on Long-Term Debt	25,512	30,512
Customer Advances	19,643	27,638
Customer Security Deposits	17,321	18,320
Other Accruals and Current Liabilities	94,787	71,592
Fair Value of Derivative Financial Instruments	9,728	20,160

Total Current and Accrued Liabilities	528,618	524,324

Deferred Credits:
Deferred Income Taxes	955,384	800,758
Taxes Refundable to Customers	65,543	69,585
Unamortized Investment Tax Credit	2,586	3,288
Cost of Removal Regulatory Liability	135,940	124,032
Other Regulatory Liabilities	94,684	89,334
Pension and Other Post-Retirement Liabilities	481,520	446,082
Asset Retirement Obligations	75,731	101,618
Other Deferred Credits	153,851	151,633

Total Deferred Credits	1,965,239	1,786,330

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$5,284,742	$5,105,625

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended September 30,
(Thousands of Dollars)	2011	2010
Operating Activities:
Net Income Available for Common Stock	$258,402	$225,913
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Gain on Sale of Unconsolidated Subsidiaries	(50,879)	—
Gain on Sale of Discontinued Operations	—	(10,334)
Depreciation, Depletion and Amortization	226,527	191,809
Deferred Income Taxes	164,251	134,679
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	5,037	112
Excess Tax Costs (Benefits) Associated with Stock-Based Compensation Awards	1,224	(13,207)
Other	10,614	9,108
Change in:
Hedging Collateral Deposits	(8,567)	(10,286)
Receivables and Unbilled Utility Revenue	3,887	10,262
Gas Stored Underground and Materials and Supplies	(9,934)	6,546
Other Current Assets	76,411	(34,288)
Accounts Payable	37,032	8,047
Amounts Payable to Customers	(22,590)	(67,669)
Customer Advances	(7,995)	3,083
Customer Security Deposits	(999)	890
Other Accruals and Current Liabilities	3,048	(3,649)
Other Assets	17,006	7,237
Other Liabilities	(23,799)	1,442

Net Cash Provided by Operating Activities	$678,676	$459,695

Investing Activities:
Capital Expenditures	$(839,001)	$(455,764)
Net Proceeds from Sale of Unconsolidated Subsidiaries	59,365	—
Net Proceeds from Sale of Timber Mill and Related Assets	—	15,770
Net Proceeds from Sale of Landfill Gas Pipeline Assets	—	38,000
Net Proceeds from Sale of Oil and Gas Producing Properties	63,501	—
Other	(2,909)	(251)

Net Cash Used in Investing Activities	$(719,044)	$(402,245)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$40,000	$—
Excess Tax (Costs) Benefits Associated with Stock-Based Compensation Awards	(1,224)	13,207
Reduction of Long-Term Debt	(200,000)	—
Dividends Paid on Common Stock	(114,559)	(109,596)
Net Proceeds From Issuance (Repurchase) of Common Stock	(592)	26,057

Net Cash Used in Financing Activities	$(276,375)	$(70,332)

Net Decrease in Cash and Temporary Cash Investments	(316,743)	(12,882)
Cash and Temporary Cash Investments at October 1	397,171	410,053

Cash and Temporary Cash Investments at September 30	$80,428	$397,171

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended September 30,			Twelve Months Ended September 30,
(Thousands of Dollars, except per share amounts)	2011	2010	Variance	2011	2010	Variance
EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$130,463	$109,716	$20,747	$519,035	$438,028	$81,007

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	14,174	6,279	7,895	49,504	31,980	17,524
Lease Operating Expense	19,514	17,503	2,011	73,250	61,398	11,852
All Other Operation and Maintenance Expense	1,450	(136)	1,586	6,645	6,597	48
Property, Franchise and Other Taxes	2,544	2,710	(166)	12,179	10,592	1,587
Depreciation, Depletion and Amortization	36,191	27,421	8,770	146,806	106,182	40,624

	73,873	53,777	20,096	288,384	216,749	71,635

Operating Income	56,590	55,939	651	230,651	221,279	9,372

Other Income (Expense):
Interest Income	(16)	480	(496)	(27)	980	(1,007)
Other Income	—	—	—	1	—	1
Other Interest Expense	(3,577)	(7,840)	4,263	(17,402)	(30,853)	13,451

Income Before Income Taxes	52,997	48,579	4,418	213,223	191,406	21,817
Income Tax Expense	22,263	21,094	1,169	89,034	78,875	10,159

Net Income	$30,734	$27,485	$3,249	$124,189	$112,531	$11,658

Net Income Per Share (Diluted)	$0.37	$0.33	$0.04	$1.48	$1.36	$0.12

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2011	2010	Variance	2011	2010	Variance
PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$30,956	$31,344	$(388)	$134,071	$138,905	$(4,834)
Intersegment Revenues	20,200	19,689	511	81,037	79,978	1,059

Total Operating Revenues	51,156	51,033	123	215,108	218,883	(3,775)

Operating Expenses:
Purchased Gas	26	(345)	371	12	(205)	217
Operation and Maintenance	20,927	22,132	(1,205)	82,555	77,698	4,857
Property, Franchise and Other Taxes	5,287	5,316	(29)	21,067	20,532	535
Depreciation, Depletion and Amortization	9,470	9,313	157	37,266	35,930	1,336

	35,710	36,416	(706)	140,900	133,955	6,945

Operating Income	15,446	14,617	829	74,208	84,928	(10,720)

Other Income (Expense):
Interest Income	73	82	(9)	324	199	125
Other Income	1,238	174	1,064	2,574	538	2,036
Other Interest Expense	(6,233)	(6,644)	411	(25,737)	(26,328)	591

Income Before Income Taxes	10,524	8,229	2,295	51,369	59,337	(7,968)
Income Tax Expense	3,045	1,562	1,483	19,854	22,634	(2,780)

Net Income	$7,479	$6,667	$812	$31,515	$36,703	$(5,188)

Net Income Per Share (Diluted)	$0.09	$0.08	$0.01	$0.38	$0.44	$(0.06)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2011	2010	Variance	2011	2010	Variance
UTILITY SEGMENT
Revenues from External Customers	$85,051	$97,143	$(12,092)	$835,853	$804,466	$31,387
Intersegment Revenues	1,962	2,009	(47)	16,642	15,324	1,318

Total Operating Revenues	87,013	99,152	(12,139)	852,495	819,790	32,705

Operating Expenses:
Purchased Gas	30,399	38,384	(7,985)	460,115	428,376	31,739
Operation and Maintenance	32,708	34,988	(2,280)	179,258	181,313	(2,055)
Property, Franchise and Other Taxes	9,650	9,630	20	44,582	42,772	1,810
Depreciation, Depletion and Amortization	9,822	10,244	(422)	40,808	40,370	438

	82,579	93,246	(10,667)	724,763	692,831	31,932

Operating Income	4,434	5,906	(1,472)	127,732	126,959	773

Other Income (Expense):
Interest Income	1,564	1,127	437	2,049	2,144	(95)
Other Income	315	278	37	1,212	1,059	153
Other Interest Expense	(8,193)	(8,779)	586	(34,440)	(35,831)	1,391

Income (Loss) Before Income Taxes	(1,880)	(1,468)	(412)	96,553	94,331	2,222
Income Tax Expense (Benefit)	(2,709)	(1,686)	(1,023)	33,325	31,858	1,467

Net Income	$829	$218	$611	$63,228	$62,473	$755

Net Income Per Share (Diluted)	$0.01	$—	$0.01	$0.76	$0.76	$—

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2011	2010	Variance	2011	2010	Variance
ENERGY MARKETING SEGMENT
Revenues from External Customers	$37,827	$41,699	$(3,872)	$284,546	$344,802	$(60,256)
Intersegment Revenues	263	—	263	420	—	420

Total Operating Revenues	38,090	41,699	(3,609)	284,966	344,802	(59,836)

Operating Expenses:
Purchased Gas	37,976	40,554	(2,578)	265,692	325,026	(59,334)
Operation and Maintenance	1,497	1,425	72	6,050	6,148	(98)
Property, Franchise and Other Taxes	12	31	(19)	46	55	(9)
Depreciation, Depletion and Amortization	19	10	9	47	42	5

	39,504	42,020	(2,516)	271,835	331,271	(59,436)

Operating Income (Loss)	(1,414)	(321)	(1,093)	13,131	13,531	(400)

Other Income (Expense):
Interest Income	32	17	15	104	44	60
Other Income	15	16	(1)	75	74	1
Other Interest Expense	(5)	(6)	1	(20)	(27)	7

Income (Loss) Before Income Taxes	(1,372)	(294)	(1,078)	13,290	13,622	(332)
Income Tax Expense (Benefit)	(1,051)	(638)	(413)	4,489	4,806	(317)

Net Income (Loss)	$(321)	$344	$(665)	$8,801	$8,816	$(15)

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$0.11	$0.11	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2011	2010	Variance	2011	2010	Variance
ALL OTHER
Revenues from External Customers	$1,507	$6,272	$(4,765)	$4,401	$33,428	$(29,027)
Intersegment Revenues	2,990	897	2,093	10,017	2,315	7,702

Total Operating Revenues	4,497	7,169	(2,672)	14,418	35,743	(21,325)

Operating Expenses:
Purchased Gas	—	(41)	41	48	(41)	89
Operation and Maintenance	784	4,360	(3,576)	3,914	22,775	(18,861)
Property, Franchise and Other Taxes	146	377	(231)	637	1,588	(951)
Depreciation, Depletion and Amortization	210	2,036	(1,826)	840	7,907	(7,067)

	1,140	6,732	(5,592)	5,439	32,229	(26,790)

Operating Income	3,357	437	2,920	8,979	3,514	5,465

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(61)	792	(853)	(759)	2,488	(3,247)
Gain on Sale of Unconsolidated Subsidiaries	—	—	—	50,879	—	50,879
Interest Income	49	42	7	247	137	110
Other Income	1	(160)	161	290	(127)	417
Other Interest Expense	(536)	(543)	7	(2,173)	(2,152)	(21)

Income from Continuing Operations Before Income Taxes	2,810	568	2,242	57,463	3,860	53,603
Income Tax Expense (Benefit)	(1,372)	(674)	(698)	18,961	464	18,497

Income from Continuing Operations	4,182	1,242	2,940	38,502	3,396	35,106

Discontinued Operations:
Income (Loss) from Operations, Net of Tax	—	(301)	301	—	470	(470)
Gain on Disposal, Net of Tax	—	6,310	(6,310)	—	6,310	(6,310)

Income from Discontinued Operations, Net of Tax	—	6,009	(6,009)	—	6,780	(6,780)

Net Income	$4,182	$7,251	$(3,069)	$38,502	$10,176	$28,326

Income from Continuing Operations Per Share (Diluted)	$0.05	$0.02	$0.03	$0.46	$0.04	$0.42
Income from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	0.07	(0.07)	—	0.08	(0.08)

Net Income Per Share (Diluted)	$0.05	$0.09	$(0.04)	$0.46	$0.12	$0.34

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended September 30,			Twelve Months Ended September 30,
(Thousands of Dollars, except per share amounts)	2011	2010	Variance	2011	2010	Variance
CORPORATE
Revenues from External Customers	$230	$222	$8	$936	$874	$62
Intersegment Revenues	1,028	1,003	25	3,983	3,547	436

Total Operating Revenues	1,258	1,225	33	4,919	4,421	498

Operating Expenses:
Operation and Maintenance	3,733	3,463	270	14,307	13,100	1,207
Property, Franchise and Other Taxes	549	104	445	3,391	313	3,078
Depreciation, Depletion and Amortization	198	241	(43)	760	768	(8)

	4,480	3,808	672	18,458	14,181	4,277

Operating Loss	(3,222)	(2,583)	(639)	(13,539)	(9,760)	(3,779)

Other Income (Expense):
Interest Income	18,737	22,385	(3,648)	77,454	89,973	(12,519)
Other Income	309	857	(548)	2,554	2,094	460
Interest Expense on Long-Term Debt	(17,573)	(21,951)	4,378	(73,567)	(87,190)	13,623
Other Interest Expense	(797)	(152)	(645)	(2,017)	(1,313)	(704)

Loss Before Income Taxes	(2,546)	(1,444)	(1,102)	(9,115)	(6,196)	(2,919)
Income Tax Expense (Benefit)	3,001	2,119	882	(1,282)	(1,410)	128

Net Loss	$(5,547)	$(3,563)	$(1,984)	$(7,833)	$(4,786)	$(3,047)

Net Loss Per Share (Diluted)	$(0.07)	$(0.04)	$(0.03)	$(0.10)	$(0.06)	$(0.04)

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2011	2010	Variance	2011	2010	Variance
INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(26,443)	$(23,598)	$(2,845)	$(112,099)	$(101,164)	$(10,935)

Operating Expenses:
Purchased Gas	(22,027)	(21,529)	(498)	(97,135)	(94,724)	(2,411)
Operation and Maintenance	(4,416)	(2,069)	(2,347)	(14,964)	(6,440)	(8,524)

	(26,443)	(23,598)	(2,845)	(112,099)	(101,164)	(10,935)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(18,800)	(22,451)	3,651	(77,235)	(89,748)	12,513
Other Interest Expense	18,800	22,451	(3,651)	77,235	89,748	(12,513)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)

(Thousands of Dollars)

	Three Months Ended September 30, (Unaudited)					Twelve Months Ended September 30, (Unaudited)
					Increase					Increase
	2011		2010		(Decrease)	2011		2010		(Decrease)
Capital Expenditures:
Exploration and Production	$175,300	(1)	$124,325	(4)	$50,975	$648,815	(1)(2)	$398,174	(2)(4)	$250,641
Pipeline and Storage	54,237	(3)	15,651		38,586	129,206	(3)	37,894		91,312
Utility	18,969		18,460		509	58,398		57,973		425
Energy Marketing	131		168		(37)	460		407		53

Total Reportable Segments	248,637		158,604		90,033	836,879		494,448		342,431
All Other	10,735		828		9,907	17,022		6,694	(4)	10,328
Corporate	77		8		69	285		210		75

Total Expenditures from Continuing Operations	259,449		159,440		100,009	854,186		501,352		352,834
Discontinued Operations	—		28		(28)	—		150		(150)

Total Capital Expenditures	$259,449		$159,468		$99,981	$854,186		$501,502		$352,684

(1)

Amount for the quarter and year ended September 30, 2011 includes $63.5 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at September 30, 2011 since it represents a non-cash investing activity at that date.

(2)

Capital expenditures for the Exploration and Production segment for the year ended September 30, 2011 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the year ended September 30, 2011. This amount was excluded from the Consolidated Statements of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at September 30, 2011.

(3)

Amount for the quarter and year ended September 30, 2011 includes $7.3 million of accrued capital expenditures. This amount has been excluded from the Consolidated Statement of Cash Flows at September 30, 2011 since it represents a non-cash investing activity at that date.

(4)

Capital expenditures for the Exploration and Production segment for the year ended September 30, 2010 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the year ended September 30, 2010 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the year ended September 30, 2010. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2010.

DEGREE DAYS

				Percent Colder (Warmer) Than:
Three Months Ended September 30	Normal	2011	2010	Normal (1)	Last Year (1)
Buffalo, NY	178	77	140	(56.7)	(45.0)
Erie, PA	135	73	105	(45.9)	(30.5)

Twelve Months Ended September 30

Buffalo, NY	6,692	6,751	6,292	0.9	7.3
Erie, PA	6,243	6,359	5,947	1.9	6.9

(1)	Percents compare actual 2011 degree days to normal degree days and actual 2011 degree days to actual 2010 degree days.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended				Twelve Months Ended
	September 30,				September 30,
				Increase			Increase
	2011		2010	(Decrease)	2011	2010	(Decrease)
Gas Production/Prices:
Production (MMcf)
Appalachia	11,959		5,137	6,822	42,979	16,222	26,757
West Coast	831		953	(122)	3,447	3,819	(372)
Gulf Coast	(51	)(1)	2,225	(2,276)	4,041	10,304	(6,263)

Total Production	12,739		8,315	4,424	50,467	30,345	20,122

Average Prices (Per Mcf)
Appalachia	$4.37		$4.57	$(0.20)	$4.37	$4.93	$(0.56)
West Coast	5.08		4.48	0.60	4.56	4.81	(0.25)
Gulf Coast	N/M		5.08	N/M	5.02	5.22	(0.20)
Weighted Average	4.41		4.70	(0.29)	4.43	5.01	(0.58)
Weighted Average after Hedging	5.49		5.72	(0.23)	5.39	6.04	(0.65)
Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	11		15	(4)	45	49	(4)
West Coast	669		662	7	2,628	2,669	(41)
Gulf Coast	—		113	(113)	187	502	(315)

Total Production	680		790	(110)	2,860	3,220	(360)

Average Prices (Per Barrel)
Appalachia	$84.20		$71.47	$12.73	$86.58	$75.81	$10.77
West Coast	101.45		71.53	29.92	96.45	71.72	24.73
Gulf Coast	N/M		69.44	N/M	88.57	76.57	12.00
Weighted Average	101.17		71.23	29.94	95.78	72.54	23.24
Weighted Average after Hedging	82.24		74.05	8.19	81.13	75.25	5.88
Total Production (Mmcfe)	16,819		13,055	3,764	67,627	49,665	17,962

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (2)	$0.84		$0.48	$0.36	$0.73	$0.64	$0.09
Lease Operating Expense per Mcfe (2)	$1.16		$1.34	$(0.18)	$1.08	$1.24	$(0.16)
Depreciation, Depletion & Amortization per Mcfe (2)	$2.15		$2.10	$0.05	$2.17	$2.14	$0.03

(1)	The sale of Gulf Coast properties in April 2011 and various adjustments to prior months' production resulted in negative oil production.

(2)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

N/M Not Meaningful

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	1.6 MMBBL	$77.03 / BBL
Gas	35.0 BCF	$5.89 / MCF

Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$86.21 / BBL
Gas	23.9 BCF	$5.67 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$94.90 / BBL
Gas	4.6 BCF	$5.89 / MCF

Gross Wells in Process of Drilling

Twelve Months Ended September 30, 2011

	East
	Marcellus		Upper				Total
	Shale		Devonian		West	Gulf	Company
Wells in Process—Beginning of Period
Exploratory	4.00		3.00	(2)	0.00	0.00	7.00
Developmental	58.00	(1)	0.00	(2)	0.00	1.00	59.00
Wells Commenced
Exploratory	11.00		0.00		2.00	0.00	13.00
Developmental	99.00		3.00		45.00	1.00	148.00
Wells Completed
Exploratory	10.00		3.00		2.00	0.00	15.00
Developmental	55.00		3.00		44.00	2.00	104.00
Wells Plugged & Abandoned
Exploratory	0.00		0.00		0.00	0.00	0.00
Developmental	0.00		0.00		1.00	0.00	1.00
Wells in Process—End of Period
Exploratory	5.00		0.00		0.00	0.00	5.00
Developmental	102.00		0.00		0.00	0.00	102.00

(1)	Amount increased by 19 for wells overlooked in the prior year.

(2)	Beginning of year numbers have been adjusted to remove 20 exploratory wells and 19 developmental wells mistakenly included as wells in progress.

Net Wells in Process of Drilling

Twelve Months Ended September 30, 2011

	East
	Marcellus Shale		Upper Devonian		West	Gulf	Total Company
Wells in Process—Beginning of Period
Exploratory	4.00		3.00	(4)	0.00	0.00	7.00
Developmental	36.50	(3)	0.00	(4)	0.00	0.20	36.70
Wells Commenced
Exploratory	11.00		0.00		0.25	0.00	11.25
Developmental	78.16		2.60		44.31	0.20	125.27
Wells Completed
Exploratory	10.00		3.00		0.25	0.00	13.25
Developmental	46.16		2.60		43.31	0.40	92.47
Wells Plugged & Abandoned
Exploratory	0.00		0.00		0.00	0.00	0.00
Developmental	0.00		0.00		1.00	0.00	1.00
Wells in Process—End of Period
Exploratory	5.00		0.00		0.00	0.00	5.00
Developmental	68.50		0.00		0.00	0.00	68.50

(3)

Marcellus Shale net developmental wells were increased by 1.88 due to the acquisition of a joint venture partner's working interest in seven wells, which totaled 1.88 net wells. In addition, this amount increased by 12 for wells overlooked in the prior year.

(4)	Beginning of year numbers have been adjusted to remove 19 exploratory wells and 18 developmental wells mistakenly included as wells in progress.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information

	Gas MMcf
	U.S.
	Appalachian Region	West Coast Region	Gulf Coast Region	Total Company
Proved Developed and Undeveloped Reserves:
September 30, 2010	331,262	71,724	25,427	428,413
Extensions and Discoveries	249,047	195	158	249,400
Revisions of Previous Estimates	24,486	526	1,373	26,385
Production	(42,979)	(3,447)	(4,041)	(50,467)
Purchases of Minerals in Place	44,790	—	—	44,790
Sales of Minerals in Place	—	(682)	(22,917)	(23,599)

September 30, 2011	606,606	68,316	—	674,922

Proved Developed Reserves:

September 30, 2010	210,817	66,178	19,293	296,288
September 30, 2011	350,458	63,965	—	414,423

	Oil Mbbl
	U.S.
	Appalachian Region	West Coast Region	Gulf Coast Region	Total Company
Proved Developed and Undeveloped Reserves:
September 30, 2010	268	43,467	1,504	45,239
Extensions and Discoveries	10	756	1	767
Revisions of Previous Estimates	46	1,909	(339)	1,616
Production	(45)	(2,628)	(187)	(2,860)
Sales of Minerals in Place	—	(438)	(979)	(1,417)

September 30, 2011	279	43,066	—	43,345

Proved Developed Reserves:

September 30, 2010	263	36,353	1,066	37,682
September 30, 2011	274	37,306	—	37,580

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Pipeline & Storage Throughput- (millions of cubic feet—MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
Firm Transportation—Affiliated	11,200	10,249	951	107,084	99,451	7,633
Firm Transportation—Non-Affiliated	40,172	41,425	(1,253)	210,833	197,456	13,377
Interruptible Transportation	328	884	(556)	2,037	4,459	(2,422)

	51,700	52,558	(858)	319,954	301,366	18,588

Utility Throughput—(MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
Retail Sales:
Residential Sales	3,392	3,720	(328)	57,466	54,012	3,454
Commercial Sales	473	537	(64)	8,517	8,203	314
Industrial Sales	105	134	(29)	723	646	77

	3,970	4,391	(421)	66,706	62,861	3,845
Off-System Sales	963	1,865	(902)	7,151	5,899	1,252
Transportation	8,356	8,148	208	66,273	60,105	6,168

	13,289	14,404	(1,115)	140,130	128,865	11,265

Energy Marketing Volumes

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
Natural Gas (MMcf)	7,030	7,155	(125)	52,893	58,299	(5,406)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

FISCAL 2012 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes from prices used in guidance* ^
Fiscal 2012 (Diluted earnings per share guidance*)		$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.85 – $3.15	+ $0.31	- $0.31	+ $0.04	- $0.04

*	Please refer to forward looking statement footnote beginning at page 7 of this document.

^	This sensitivity table is current as of November 3, 2011 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2012 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.50 per MMBtu for natural gas and $95 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

	2011	2010
Quarter Ended September 30 (unaudited)
Operating Revenues	$286,034,000	$286,396,000

Income from Continuing Operations	$37,356,000	$32,393,000
Income from Discontinued Operations, Net of Tax	—	6,009,000

Net Income Available for Common Stock	$37,356,000	$38,402,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.45	$0.40
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$0.45	$0.47

Diluted:
Income from Continuing Operations	$0.45	$0.39
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$0.45	$0.46

Weighted Average Common Shares:
Used in Basic Calculation	82,743,764	81,981,133

Used in Diluted Calculation	83,715,222	82,969,012

Twelve Months Ended September 30 (unaudited)
Operating Revenues	$1,778,842,000	$1,760,503,000

Income from Continuing Operations	$258,402,000	$219,133,000
Income from Discontinued Operations, Net of Tax	—	6,780,000

Net Income Available for Common Stock	$258,402,000	$225,913,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$3.13	$2.70
Income from Discontinued Operations	—	0.08

Net Income Available for Common Stock	$3.13	$2.78

Diluted:
Income from Continuing Operations	$3.09	$2.65
Income from Discontinued Operations	—	0.08

Net Income Available for Common Stock	$3.09	$2.73

Weighted Average Common Shares:
Used in Basic Calculation	82,514,015	81,380,434

Used in Diluted Calculation	83,670,802	82,660,598